UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

CRYOPORT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ________________________________________________________

(2) Aggregate number of securities to which transaction applies: ________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________________________________

(4) Proposed maximum aggregate value of transaction: ________________________________________________________

(5) Total fee paid: ________________________________________________________

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ________________________________________________________

(2) Form. Schedule or Registration Statement No.: ________________________________________________________

(3) Filing Party: ________________________________________________________

(4) Date Filed: ________________________________________________________

This Amendment No. 1 to Schedule 14A (the “Amendment”) amends the proxy statement dated September 1, 2016 filed by Cryoport, Inc., a Nevada Corporation (the “Company”), with the Securities and Exchange Commission on September 2, 2016 (the “Original Filing”) in connection with the solicitation of proxies by the Company for the 2016 Annual Meeting of the Stockholders to be held on September 21, 2016.

The purpose of this Amendment is to correct an overstatement of the number of shares beneficially owned by our President, Chief Executive Officer and Chairman due to an inadvertent failure to adjust the number of shares of our common stock held by him prior to the 1-for-12 reverse stock split effected by the Company on May 19, 2015 for such reverse stock split and to reflect that he only beneficially owns 6.9% of the shares of common stock of the Company, instead of 10.3%. This Amendment also corrects the beneficial ownership of Dr. Robert Hariri, M.D., Ph.D. and amends the Information Regarding Transactions in Company Securities by Participants in Annex D to include an inadvertantly omitted transaction. Except as updated below by this Amendment, all information set forth in the Original Filing remains unchanged. Capitalized terms used but not defined herein have the meanings ascribed to them in the Original Filing.

This Amendment amends the Original Filing by replacing the section entitled “Security Ownership of Certain Beneficial Owners and Management” on page 18 of the Original Filing with the following:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of July 29, 2016 by, (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, (ii) each of our current executive officers, (iii) each of our directors and, (iv) and all of our current executive officers and directors as a group.

Percentage of beneficial ownership is calculated based on 15,120,479 shares of common stock outstanding as of July 29, 2016. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, preferred stock or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of July 29, 2016.

To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options, warrants and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, warrants and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

The following table gives effect to the shares of common stock issuable within 60 days of July 29, 2016, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cryoport, Inc., 17305 Daimler Street, Irvine, CA 92614.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned
Executive Officers and Directors:
Richard Berman	87,528	(1)(3)	*
Robert Hariri, M.D., Ph.D.	72,267	(1)	*
Ramkumar Mandalam, Ph.D.	54,374	(1)	*
Jerrell W. Shelton	1,108,563	(1)	6.9%
Robert S. Stefanovich	174,006	(1)	1.1%
Edward Zecchini	58,423	(1)	*

Total for all directors and named executive officers as a group (6 persons)	1,555,161	(1)	9.5%

_______________

* Represents less than 1%.

(1)	Includes shares which individuals shown above have the right to acquire as of July 29, 2016, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Berman — 57,994 shares; Dr. Hariri — 56,967 shares; Dr. Mandalam—40,306 shares; Mr. Shelton — 929,302 shares; Mr. Stefanovich — 174,006 shares; and Mr. Zecchini—40,306.

(2)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days of July 29, 2016.

(3)	Includes 9,250 warrants and 8,138 shares owned by Mrs. Richard Berman, spouse of Mr. Berman.

This Amendment also amends the Information Concerning Transactions in Company Securities by Participants in Annex D to include the following transactions:

Name	Date	Number of Shares	Transaction Description

Robert Hariri, M.D., Ph.D.	7/29/15	15,300	Acquisition: Common stock, purchased in public offering
	7/29/15	15,300	Acquisition: Warrant to purchase common stock at $3.57 per share, purchased in public offering